UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2014

WELLNESS CENTER USA, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-173216	27-2980395
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employee Identification No.)

1014 E Algonquin Rd, Ste. 111, Schaumburg, IL, 60173
(Address of Principal Executive Offices)

(847) 925-1885
(Issuer Telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 30, 2014, the Company completed the disposition of all of its issued and outstanding membership interests in its wholly-owned subsidiary, CNS-Wellness Florida, LLC (“CNS”), a Tampa, Florida-based cognitive neuroscience company specializing in the treatment of brain-based behavioral health disorders including developmental, emotional and stress-related problems. As previously reported, operations of this subsidiary were suspended following termination of management in January, 2014. The disposition was part of a settlement of pending proceedings filed by the Company against said management and an entity affiliated with management. The disposition of interests was in consideration of management’s return of 7,300,000 shares of common stock in the Company issued to management in connection with the Company’s acquisition of CNS in 2012, which shares were returned to the Company’s treasury and then cancelled as part of the settlement. Each party to the proceedings released each of the others, and any and all claims that might be asserted against the others, with the proceedings to be dismissed with prejudice, subject to filing of appropriate documentation by the parties and approval by the court.

Item 9.01 Financial Statements and Exhibits

(a)

Financial Statements of business acquired. None.

(b)

Pro forma financial information. None.

(c)

Shell Company Transaction. Not applicable.

(c)

Exhibits.

None.

EXHIBIT INDEX

Exhibit No.

Description

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WELLNESS CENTER USA, INC.

Date: October 1, 2014	By:	/s/ Andrew J. Kandalepas
Andrew J. Kandalepas
Chairman, Chief Executive Officer, Principal Accounting Officer, and Chief Financial Officer

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